EXHIBIT 5.2


                            THELEN REID & PRIEST LLP
NEW YORK                        ATTORNEYS AT LAW              NEW YORK OFFICE
SAN FRANCISCO                 40 WEST 57TH STREET          DIRECT DIAL NUMBER
WASHINGTON, D.C.            NEW YORK, N.Y. 10019-4097
LOS ANGELES           TEL (212) 603-2000 FAX (212) 603-2001
SILICON VALLEY                www. thelenreid.com
MORRISTOWN, N.J.


                                        September 22, 2000


Northwest Natural Gas Company
220 N.W. Second Avenue
Portland, Oregon 97209

Ladies and Gentlemen:

          Referring to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Northwest Natural Gas Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 200,000 shares of the Company's common stock, $31/6 par value ("Stock"), and the rights to purchase common stock appurtenant thereto ("Rights"), to be offered from time to time in connection with the Northwest Natural Gas Company Employee Stock Purchase Plan ("Plan"), we are of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Oregon.

          2. All requisite action necessary to make the Stock validly issued, fully paid and non-assessable and the Rights validly issued will have been taken when:

          (a) the Stock shall have been issued and delivered for the consideration contemplated in the Plan; and

          (b) the Rights shall have been issued in accordance with the terms of the Rights Agreement dated as of February 27, 1996 between the Company and Boatmen's Trust Company (ChaseMellon Shareholders Services, successor).

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of the States of Oregon and Washington. As to all matters of Oregon and Washington law, we have with your consent relied upon an opinion of even date herewith addressed to you by Mark S. Dodson, Esq., Senior Vice President and General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ THELEN REID & PRIEST LLP

                                        THELEN REID & PRIEST LLP